EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-22019 on Form N-1A of our reports dated October 17, 2025, relating to the financial statements and financial highlights of the Eaton Vance Equity Strategy Fund (formerly, Eaton Vance RBA Equity Strategy Fund), Eaton Vance All Asset Strategy Fund (formerly, Eaton Vance RBA All Asset Strategy Fund), Eaton Vance Worldwide Health Sciences Fund and Eaton Vance China Equity Fund (formerly, Eaton Vance Greater China Growth Fund), certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Form N-CSR of the Trust for the year ended August 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 22, 2025